Exhibit 99.1

First Albany Capital Growth Conference Annual Meeting of Shareholders June 19, 2006

Safe Harbor Statement Various remarks that we may make about future expectations, plans and prospects for the Company constitute forward-looking statements for purposes of the Safe-Harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the Risk Factors section of our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K which are on file with the Securities and Exchange Commission.

Strategic Vision “Focus and Execution” Focus on core assets Cintredekin Besudotox (IL13-PE38QQR) NeoLipid® technology platform Prioritize Product Portfolio Fully support Cintredekin Besudotox to ensure success Focus NeoLipid® on life cycle management Transition to fully integrated biopharmaceutical company Evolution from pure R&D to commercial organization Focus on adding Commercial and Regulatory expertise Add strength and expertise required to take organization to next level Ensure strong fiscal management Effective cost management Strategic investment to launch cintredekin besudotox (IL13-PE38QQR) and support NeoLipid products Pursue commercial opportunities

Focus on Core Assets Tumor Targeting Technology IL13-PE38QQR Enrollment Complete (12/09/05) 294 Patients Enrolled 276 Intent-To-Treat Patients with confirmed first recurrent GBM Primary Endpoint Overall Survival Next Development Milestones Interim Efficacy Analysis – June 2006 Final Efficacy Analysis – late 4Q 2006/early 1Q 2007 BLA Submission Planning for commercial success Reimbursement Strategy Pre-Launch Program

Focus on Core Assets Liposomal Technology Define Target Product Profile Early Focus on Products that support Life Cycle Management Opportunities Assess Product Opportunity Focus on Differentiated Products Market Entry Position (1st or 2nd is optimal) Business Development Opportunities Market Potential of Product Assess Regulatory/Clinical Path Obtain FDA input early 505(b)(2) where possible

Portfolio Optimization LEP-ETU – Liposomal Paclitaxel Preparing for Phase III via 505(b)(2) pathway Based on non-inferiority with superiority advantage over Taxol® in breast cancer Potential to be 3rd new differentiated paclitaxel Taxol® Patent Expiration = 2000 Approved for ovarian cancer, AIDS related Kaposi’s Sarcoma, metastatic breast cancer, non-small-cell lung cancer LE-SN38 – Liposomal SN-38 Initiated Phase II Metastatic colorectal cancer Potential to be 1st new differentiated camptothecin Camptosar® Patent Expiration = 2008 Approved for metastatic colorectal cancer

Transition to Fully Integrated Biopharmaceutical Company Creation and staffing of commercial entity Head of Regulatory Candidates Identified CFO and CSO searches underway

Strong Fiscal Management Short term financing resolved January 2006 Financing 4.0 M shares @ $10.20/share $39.0M proceeds net of discount and underwriting commissions Adequate cash on hand Through 4Q07 April 2006 Cost Rationalization Program Streamlined Research Efforts Strategic investments in commercialization programs Proficiency Centers of Excellence Experience Program Reimbursement